Exhibit 10.17.8

EIGHTH AMENDMENT OF
THE LICENSE AND COLLABORATION AGREEMENT

This EIGHTH AMENDMENT OF THE LICENSE AND COLLABORATION AGREEMENT (this"Eighth Amendment") is made and effective as of January 7th, 2019 (the "Eighth Amendment Effective Date") by and between Miragen Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 6200 Lookout Rd., Boulder, CO 80301, USA ("Miragen") on the first part, and Les Laboratoires Servier, a corporation organized and existing under the laws of France, having offices at 50 rue Carnot, 92284 Suresnes cedex France and Institut de Recherches Servier, a corporation organized and existing under the laws of France, having offices at 3 rue de la Republique, 92150 Suresnes, France (these two entities jointly referred to as "Servier") on the second part. Servier and Miragen are referred to in this Agreement individually as a "Party" and collectively as the "Parties."

WHEREAS, Miragen and Servier are parties to that certain License and Collaboration Agreement, dated October 13, 2011 as amended by First Amendment dated May 13, 2013, Second Amendment dated May 13, 2014, Third Amendment dated May 28, 2015, Fourth Amendment dated September 22, 2016, Fifth Amendment dated May 2, 2017, Sixth Amendment dated September 27, 2017, and Seventh Amendment dates March 26, 2018 (the "Collaboration Agreement"), pursuant to which the Parties established a collaboration for the research, development and commercialization of products directed at miRNA targets for the treatment of cardiovascular diseases;

WHEREAS, the Parties wish to amend certain terms and condition of the Collaboration Agreement, all as set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Eighth Amendment, the Parties agree as follows:

1.	Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Collaboration Agreement.

2.	The Parties have decided to amend Section 3.8 (a) of the Collaboration Agreement as follows:

"3.8    Committee Membership and Meetings.

(a)    Committee Members. Within thirty (30) days following the Effective Date, each Party shall designate its initial members to serve on each Committee. Each Party may replace its representatives on any Committee on written notice to the other Party. Each Party shall appoint one (1) of its representatives on each Committee to act as a co-chairperson of such Committee. The co-chairpersons shall jointly prepare and circulate agendas and reasonably detailed minutes for each Committee meeting. The co chairpersons of the JEC and JSC shall finalize and sign the minutes no later than thirty (30) days following the date of the meetings."

3.
This Eighth Amendment amends the terms of the Collaboration Agreement as expressly provided above, and the Collaboration Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect and sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter of the Collaboration Agreement and supersedes, as of the Eighth Amendment Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter of the Collaboration Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth in the Collaboration Agreement (as further amended by this Seventh Amendment).

4.
The validity, performance, construction, and effect of this Eighth Amendment shall be governed by and construed under the laws of Germany, without giving effect to any choice of law principles that would require the application of the laws of a different state.

5.	This Eighth Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

{Signature page follows}

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Eighth Amendment to be executed by their duly authorized representatives as of the Eighth Amendment Effective Date.

Miragen Therapeutics, Inc.		Les Laboratoires Servier.

By:	/s/ William S. Marshall	By:	/s/ Christian Bazantay
Name:	William S. MARSHALL	Name:	Christian BAZANTAY
Title:	President and CEO	Title:	Proxy

Institut de Recherches Servier.
		By:	/s/ Emmanuel Canet
		Name:	Emmanuel CANET
		Title:	President Research and Development

[SIGNATURE PAGE OF THE EIGHTH AMENDMENT OF THE LICENSE AND COLLABORATION AGREEMENT BY AND BETWEEN MlRAGEN THERAPEUTICS, INC. AND LES LABORATOIRES SERVIER]